Exhibit 99.1

Ardea Biosciences Announces Expiration of HSR Waiting Period in Connection with Proposed Merger

SAN DIEGO, CA June 5, 2012 -- Ardea Biosciences, Inc. (Nasdaq: RDEA) (“Ardea”), a biotechnology company focused on the development of small-molecule therapeutics for the treatment of serious diseases, today announced the expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), with respect to the previously announced merger of Ardea and a wholly owned subsidiary of AstraZeneca PLC. The HSR waiting period expired at 11:59 p.m. Eastern Time on June 4, 2012.

Expiration of the HSR waiting period is a condition to the completion of the merger. The completion of the merger remains subject to other customary conditions, including the receipt of approval of the stockholders of Ardea. Ardea expects to complete the merger in the second quarter of calendar year 2012.

About Ardea

Ardea is a biotechnology company based in San Diego, California, focused on the development of small-molecule therapeutics for the treatment of serious diseases. Ardea’s most advanced clinical-stage product candidates include lesinurad, formerly known as RDEA594, a selective, oral URAT1 transporter inhibitor for the chronic management of hyperuricemia in patients with gout, and BAY 86-9766, formerly known as RDEA119, a specific inhibitor of mitogen-activated ERK kinase (MEK) for the treatment of cancer, which is being developed under a global license agreement with Bayer HealthCare AG. For more information, please visit: www.ardeabio.com

Forward-Looking Statements

Statements contained in this communication regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the timing and anticipated completion of the proposed merger and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Ardea and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger, unexpected costs, charges or expenses resulting from the proposed merger, litigation or adverse judgments relating to the proposed merger, risks relating to the consummation of the contemplated merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied, and any changes in general economic and/or industry-specific conditions, risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs associated with Ardea’s drug discovery and development programs, and risks related to the outcome of Ardea’s business development activities, including collaboration or license agreements. Certain of these and other risks and uncertainties are described more fully in Ardea’s most recently filed Securities and Exchange Commission (“SEC”) documents, including Ardea’s Annual Report on Form 10-K and Ardea’s Quarterly Reports on Form 10-Q, under the headings “Risk Factors.” All forward-looking statements contained in this communication speak only as of the date on which they were made. Ardea undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information and Where to Find It

In connection with the proposed merger described in this communication (the “Merger”), a proxy statement of Ardea and other materials have been filed with the SEC. COMPANY INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ARDEA AND THE PROPOSED MERGER. Investors may obtain copies of the proxy statement and other relevant documents filed with the SEC for free from the SEC’s website at http://www.sec.gov or from Ardea’s website at http://www.ardeabio.com. Stockholders may also obtain copies of the proxy statement and other documents related to the Merger for free by written request to Ardea Biosciences, Inc., c/o Corporate Secretary, 4939 Directors Place, San Diego, California 92121.

Participants in Solicitation

Ardea and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information about the executive officers and directors of Ardea and their ownership of Ardea’s common stock is set forth in the proxy statement for Ardea’s 2012 Annual Meeting of Stockholders filed with the SEC on April 10, 2012. Certain directors and executive officers of Ardea may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or other securities or rights to severance payments if their employment is terminated following the Merger. Additional information regarding Ardea and the interests of its executive officers and directors in the Merger is contained in the proxy statement regarding the Merger that has been filed by Ardea with the SEC.

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Contact:	John Beck Ardea Biosciences, Inc. (858) 652-6523 jbeck@ardeabio.com